Exhibit 3.2

FORM OF SECOND AMENDED AND RESTATED CORPORATE BYLAWS

of

KINDLY MD, INC.

as of _______, 2025

__________________________________________________________________________________

ARTICLE I
Company Formation

Section 1.01 FORMATION. Kindly MD, Inc. (the “Corporation”) was formed pursuant to the Utah Revised Business Corporation Act (the “Act”) and the laws of the State of Utah.

Section 1.02 CORPORATE CHARTER COMPLIANCE. The Board of Directors (the “Board”) acknowledges and agrees that the Corporation is duly incorporated with the Utah State Division of Corporations and Commercial Code and all filing fees have been paid and satisfied, as required by Title 16, Chapter 10a of the Act.

Section 1.03 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation, required by Section 16-10a-501 of the Act shall be located within the State of Utah and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

Section 1.04 OTHER OFFICES. The Corporation may have other offices, either within or without the State of Utah, as selected by the Board.

Section 1.05 CORPORATE SEAL. The Board may adopt a corporate seal with the form and inscription of their choosing, provided the seal complies with Section 16-10a-302 of the Act. The adoption and use of a corporate seal is not required.

Section 1.06 PURPOSE. Pursuant to Section 16-10a-301 of the Act, this Corporation is formed to engage in any lawful business purpose.

Section 1.07 ADOPTION OF BYLAWS. These Second Amended and Restated Bylaws (these “Bylaws”) are approved by resolution of the Board of the Corporation, as allowed by Section 10.02 of the Amended and Restated Bylaws as adopted by the Board on June 9, 2023 (the “Amended and Restated Bylaws”), and these Bylaws amend and restate in their entirety, the Amended and Restated Bylaws.

ARTICLE II
board of Directors

Section 2.01 INITIAL MEETING OF THE BOARD. Pursuant to Section 16-10a-205 of the Act, the Board completed the initial meeting necessary to begin the business operations of the Corporation, including the adoption of these Bylaws.

Section 2.02 POWERS AND NUMBERS. Per Section 16-10a-801 of the Act, the management of all the Corporation’s affairs, property, and interests shall be managed by or under the direction of the Board. The Board of the Corporation shall be comprised of not less than five (5) nor more than nine (9), with the exact number of directors within such parameters to be set by resolution of the Board from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Per Section 16-10a-802 of the Act, directors need not be shareholders or residents of the State of Utah.

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Section 2.03 DIRECTOR LIABILITY. Each director is required, individually and collectively, to act in good faith, with reasonable and prudent care, and in the best interest of the Corporation. If a director acts in accordance with Section 16-10a-840 of the Act, then they shall be immune from liability arising from official acts on behalf of the Corporation. Directors who fail to comply with Section 16-10a-840 of the Act shall be personally liable to the Corporation, pursuant to Section 16-10a-842 of the Act, for any improper distributions and as otherwise described in Section 16-10a-841 of the Act and these Bylaws.

Section 2.04 CHAIR OF THE BOARD. One (1) director may be designated by a majority of the full Board as chair of the Board. The chair of the Board, or the chair’s designee, shall preside at all meetings of the Board.

Section 2.05 ELECTION AND REMOVAL OF DIRECTORS.

(a) At each annual meeting of the shareholders, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of the shareholders after their election.

(b) Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, death or removal.

(c) Pursuant to Section 16-10a-808 of the Act, any member(s) of the Board, including the entire Board, may be removed with or without cause by an affirmative vote by the holders of a majority of shares entitled to vote at any meeting of shareholders called expressly for that purpose. In the event that a director is elected, but is not yet qualified to hold office, then the previous director shall holdover until such time that the newly elected director is so qualified.

Section 2.06 DIRECTOR RESIGNATION. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 2.07 VACANCIES. All vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors, provided that any such director who fills a vacancy is qualified to be a director and shall only hold the office until a new director is elected by the shareholders at the next meeting of the shareholders. Any vacancy to be filled due to an increase in the number of directors may be filled by the Board for a term lasting until the next annual election of directors by the shareholders at the annual meeting or a special meeting called for the purpose of electing directors. Pursuant to Section 10-16a-805 of the Act, any director elected by the shareholders to fill a vacancy which results from the removal of a director shall serve the remainder of the annual term of the removed director and until a successor is elected by the shareholders and qualified. Any director who fills a vacancy on the Board shall not be considered unqualified or disqualified solely by virtue of being an interim director.

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Section 2.08 REGULAR MEETINGS. Pursuant to Sections 16-10a-820 and 16-10a-822 of the Act, the meetings of the Board or any committee may be held at the Corporation’s principal office or at any other place designated by the Board or its committee, including by means of remote communication. The annual meeting of the Board will be held without notice immediately after the adjournment of the annual meeting of shareholders.

Section 2.09 SPECIAL MEETINGS. Special meetings of the Board may be held at any place and at any time and may be called by the chair of the Board, the chief executive officer/president, a vice president, the secretary, or the chief financial officer/treasurer, or at least two directors. Any special meeting of the Board must be preceded by at least forty-eight hours’ notice of the date, time, place, and purpose of the meeting, unless these Bylaws require otherwise.

Section 2.10 ACTION BY DIRECTORS WITHOUT A MEETING. Subject to Section 16-10a-821 of the Act, any action which may be taken at a meeting of the Board, or its committee, may be taken without a meeting, provided all directors or committee members unanimously agree, and such unanimous consent is filed with the minutes of the proceeding and sets forth the action taken by the Board.

Section 2.11 NOTICE OF BOARD MEETINGS. The regular meetings of the Board shall be held without notice of the date, time, place, or purpose of the meeting, provided the meeting of the Board follows the adjournment of the annual shareholder meeting. Notice may be given personally, by facsimile, by mail, or in any other lawful manner, so long as the method for notice comports with ARTICLE VIII of these Bylaws. Oral notification is sufficient only if a written record of the notice is included in the Corporation’s minute book. Notice is effective at the earliest of:

(a) Receipt;

(b) Delivery to the proper address or telephone number of the director(s) as shown in the Corporation’s records; or

(c) Five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid.

Section 2.12 QUORUM. Per Subsection 16-10a-824(1) of the Act, a simple majority of the number of members of the Board immediately preceding the applicable meeting of the Board constitutes a quorum, and a quorum is necessary at all meetings to constitute a quorum to transact business.

Section 2.13 DIRECTORS, MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board unless the Second Amended and Restated Articles of Incorporation (as the same may be further amended, amended and restated, supplemented, or modified, the “Articles of Incorporation”) or the Act require a greater percentage.

Section 2.14 WAIVER OF NOTICE. Pursuant to Section 16-10a-823 of the Act, a director waives the notice requirement if that director attends or participates in the meeting, unless a director attends for the express purpose of promptly objecting to the transaction of any business because the meeting was not lawfully called or convened. A director may waive notice by a signed writing, delivered to the Corporation for inclusion in the minutes before or after the meeting.

Section 2.15 REGISTERING DISSENT. As provided in Subsection 16-10a-824(4) of the Act, a director who is present at a meeting at which an action on a corporate matter is taken is presumed to have assented to such action, unless the director expressly dissents to the action. A valid dissent must be entered in the meeting’s minutes, filed with the meeting’s acting secretary before its adjournment, or forwarded by registered mail to the Corporation’s secretary within 24 hours after the meeting’s adjournment. These options for dissent do not apply to a director who voted in favor of the action or failed to express such dissent at the meeting.

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Section 2.16 EXECUTIVE AND OTHER COMMITTEES. As permitted by Section 16-10a-825 of the Act, the Board may create committees to delegate certain powers to act on behalf of the Board, provided the Board passes a resolution indicating such creation or delegation. The Board may delegate to a committee the power to appoint directors to fill vacancies on the Board. All committees must record regular minutes of their meetings and keep the minute book at the Corporation’s office. The creation or appointment of a committee does not relieve the Board or its members from their standard of care described in Section 2.03 of these Bylaws or in Section 16-10a-840 of the Act. Notwithstanding the power to create committees, no committee may be empowered to issue shares, recommend shareholder actions, nor amend these Bylaws.

Section 2.17 REMUNERATION. Per Section 16-10a-811 of the Act, the Board may adopt a resolution which results in directors being paid a reasonable compensation for their services rendered as directors of the Corporation. Directors may also be paid a fixed sum and expenses, if any, for attendance at each regular or special meetings of such Board. Nothing contained in these Bylaws precludes a director from receiving compensation for serving the Corporation in any other capacity, including any services rendered as an officer or employee. If the Board accordingly passes a resolution, then committee members may be allowed similar compensation for attending committee meetings.

Section 2.18 LOANS. The Corporation may not make loans to the directors, unless first approved by the holders of two-thirds of the voting shares. The Corporation may not make loans secured by its own shares.

Section 2.19 ADVANCE EXPENSE. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceedings provided in Section 16-10a-904 of the Act.

Section 2.20 INDEMNIFICATION. Provided the director complies with the standard of care described in Section 2.03 of these Bylaws and Section 16-10a-840 of the Act, the Corporation shall indemnify any director made a party to a proceeding, brought or threatened, as a consequence of the director acting in their official capacity. In the event a director is entitled to indemnification by the Corporation, the director shall be indemnified pursuant to the process outlined in Title 16, Chapter 10a, Part 9 of the Act.

Section 2.21 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action which may be taken at a meeting of the Board, or a committee, may be taken by means of a telephone or video conference or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
Shares

Section 3.01 AUTHORITY TO ISSUE. Subject to Section 16-10a-601 of the Act, the Corporation is authorized to issue any class of shares or securities convertible into shares of any class. Before any shares of the Corporation may be issued, the Board must pass a resolution which authorizes the issuance, sets the minimum consideration for the shares or security (or a formula to determine the minimum consideration), and fairly describes any non-monetary consideration. Subject to Section 16-10a-602 of the Act, the authorized number of shares shall be as listed in the Corporation’s Articles of Incorporation.

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Section 3.02 RESTRICTIONS. Shares may only be issued in accordance with the Corporation’s Articles of Incorporation, and through the process described in these Bylaws. Any issuance of shares in excess of the amount described in the Articles of Incorporation must be authorized by the Board and approved by the affirmative vote by a majority of shareholders. Per Section 16-10a- 627 of the Act, any restriction on the transferability of shares shall be fully furnished to the shareholder, upon shareholder request, and without any charge to the shareholder. As provided in Section 16-10a-630, no shareholder has a preemptive right to subscribe to any subsequent or additional issuance of shares.

Section 3.03 SHARE CERTIFICATES. Under Section 61-10a-625 of the Act, the Corporation need not provide shareholders any share certificates that certify the shares of the Corporation’s shares held by the shareholder. Consequently, the Board may authorize the issuance of some or all shares of any class or series of shares without certificates, provided that the Board shall provide to a shareholder, upon that shareholder’s request, a written statement that contains the information required to be on share certificates, per Subsection 16-10a-626(2) of the Act.

(a) If share certificates are issued, then each share certificate must contain on its face:

(i) The name and state of formation of the Corporation;

(ii) The name of the shareholder (or person to whom the shares are issued);

(iii) The class of shares and the number of shares it represents;

(iv) The signature of the chief executive officer/president, vice president, chief financial officer/treasurer, or chairman of the Board; and

(v) The counter signature of the secretary, assistant secretary (if any), chief financial officer/treasurer, assistant treasurer (if any), or any other officer.

(b) For the sake of clarity, in the event that an individual serves multiple roles within the Corporation, that person cannot countersign any document which that person has already signed in their official or individual capacity. If an officer who has signed or whose facsimile signature appears on any share certificate ceases to be an officer before the certificate is issued to the shareholder, it may be issued by the Corporation and is valid as if the person were an officer on the date of issuance. The certificate may be sealed with the Corporation’s seal.

Section 3.04 MUTILATED, LOST, OR DESTROYED CERTIFICATES. In the instance of any mutilation, loss, or destruction of any share certificate, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation. The Board may establish other procedures as they deem necessary.

Section 3.05 FRACTIONAL SHARES OR SCRIP. Subject to Section 16-10a-604 of the Act, the Corporation may:

(a) Issue fractions of a share which entitle the holder to exercise voting rights, to receive dividends, and to participate in any of the Corporation’s assets in the event of liquidation;

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(b) Arrange for the disposition of fractional interests by those entitled thereto;

(c) Pay the fair market value, in cash, of fractions of a share as of the time when those entitled to receive such shares are determined; or

(d) Issue scrip in a form which entitles the holder to receive a certificate for the full share upon surrender of such scrip aggregating a full share.

Section 3.06 TRANSFER. So long as there is no transferability restriction on the shares, as described in Section 3.02 of these Bylaws, the shares of the Corporation are freely transferable.

(a) Transfers of shares must be made upon the Corporation’s share transfer books. Share transfer books shall be kept in the manner described in ARTICLE VII of these Bylaws.

(b) Before a new certificate is issued, the old certificate must be surrendered for cancellation. The Board may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers or shares therein.

Section 3.07 REGISTERED OWNER. The Corporation shall recognize an individual as the registered owner of given shares, provided that individual is determined as the shareholder of record by the record date as set out in Section 4.08 and Section 4.09 of these Bylaws. Shareholders may agree to confer the right to vote or represent their shares to third parties, including trustees, proxies, or fiduciaries.

(a) The Board may resolve to adopt a procedure by which a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the shareholder’s name are held for the account of a specified person or persons. The resolution must set forth:

(i) The classification of shareholders who may certify;

(ii) The purpose or purposes for which the certification may be made;

(iii) The form of certification and information to be contained therein;

(iv) If the certification is with respect to a record date or closing of the share transfer books, the date within which the certification must be received by the Corporation; and

(v) Other provisions with respect to the procedure as are deemed necessary or desirable.

(b) Upon receipt of a certification complying with this procedure, the Corporation must treat the persons specified in the certification as the holders of record for the number of shares specified in place of the shareholder making the certification.

Section 3.08 CLASSES OR SERIES OF SHARES. Until such time that these Bylaws are amended accordingly, the shares of the Corporation are not classified, and are not in series. In the event the Board decides to classify or reclassify the shares or alter any shareholder rights or restrictions, then the Board shall cause an Amendment to its Articles of Incorporation to be filed with the Utah State Division of Corporations and Commercial Code. Per Sections 16-10a-601, 16-10a-602, 16-10a-1001, and 16-10a-1002 of the Act, the Amendment to the Articles of Incorporation shall describe the rights and restrictions which are being modified or altered, along with a statement (if any) that the shares have been classified or reclassified. As required by Subsection 16-10a-120(6) of the Act, the Amendment to the Articles of Incorporation shall be acknowledged and signed by either a director or an executive officer on behalf of the Board.

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Section 3.09 SHARES OWNED BY THE CORPORATION.

(a) Shares owned by the Corporation in another corporation may be voted by the officer, agent, or proxy chosen by the Board or, in the absence of such determination, by the chief executive officer/president of the Corporation. The power to vote such shares is vested in the Board, however, the chief executive officer/president is authorized to vote on the Corporation’s behalf, only in the absence of a Board decision on how to vote. If the Board does render a decision related to the vote of shares, then the chief executive officer/president is bound by the Board’s decision.

(b) Subject to Section 16-10a-631 of the Act, the Corporation may vote or represent shares that it holds in itself, provided the Corporation holds such shares in a fiduciary capacity. If the Corporation holds shares in itself in such a fiduciary capacity, then such shares shall be counted in determining the total number of outstanding shares at a given time. Pursuant to Section 16-10a-631 of the Act, if the Corporation holds shares in itself in a non-fiduciary capacity, then such shares shall be construed as authorized but unissued shares and may not be represented or voted at a meeting of the shareholders.

Section 3.10 TRANSFER AGENTS, REGISTRARS AND PAYING AGENTS. The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Utah. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE IV
Shareholders

Section 4.01 SHAREHOLDER MEETING PLACE. All shareholder meetings must be held at the Corporation’s principal office or other place predetermined by the Board. As permitted by Section 16-10a-708 of the Act, shareholders may participate in the meeting by means telephonic or video conference, provided the participants can hear each other in real time.

Section 4.02 ANNUAL MEETING TIME. The Corporation shall hold an annual meeting of shareholders at such time, date and place as the Board shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the annual meeting.

Section 4.03 ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS FOR ANNUAL MEETINGS.

(a) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders, may be made either as (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (1) who is a shareholder of record on the date notice is given as provided for in accordance with Section 3.07 and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 4.03.

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(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form pursuant to Section 4.03(c), delivered or mailed by first class mail, postage prepaid, to the Corporation’s secretary. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(c) Such shareholder’s notice given in accordance with Section 4.03(b) shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) as to any other business that the shareholder proposes to bring before the annual meeting, a brief description of the business, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.

(d) Once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4.03 shall be deemed to preclude discussion by any shareholder of any such business. If the chair of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures contained in these Bylaws and the Corporation’s Articles of Incorporation, the chair shall declare to the meeting that the business was not properly brought before the annual meeting and such business shall not be transacted.

Section 4.04 SPECIAL MEETINGS. Subject to Section 16-10a-702 of the Act, special shareholder meetings, for any purpose, may be called at any time by the chief executive officer/president, the Board, or the secretary. The secretary shall call a special meeting of shareholders following receipt of one or more written demands to call a special meeting from shareholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

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(a) Each shareholder demand request to call a special meeting must be signed by each requesting shareholder, or a duly authorized agent, and must set forth: (i) a brief description of each matter of business desired to be brought before the special meeting; (ii) the reasons for conducting such business at the special meeting; (iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and (iv) (A) the name and address of each requesting shareholder as they appear on the Corporation’s books, and of such beneficial owner (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner and (C) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.

(b) Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the shareholders at any special meeting requested by shareholders.

(c) A special meeting requested by shareholders shall be held at such date, time, and place as may be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than 90 days after the request to call the special meeting is received by the secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if: (i) the Board has called or calls for an annual or special meeting of the shareholders to be held within 90 days after the secretary receives the request for the special meeting and the Board determines in good faith that the business of such meeting includes the business specified in the request; (ii) the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law; (iii) an identical or substantially similar item was presented at any meeting of shareholders held within 90 days prior to the receipt by the secretary of the request for the special meeting (and, for purposes of this section, the election of directors shall be deemed a similar item with respect to all items of business involving the election or removal of directors); or (iv) the special meeting request was made in a manner that involved a violation of applicable law.

(d) A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary, and if, following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

Section 4.05 NOTICE OF SHAREHOLDER MEETINGS. Per Section 16-10a-705 of the Act, the secretary shall cause notice to be given to each shareholder of record at least ten (10) days, but no more than sixty (60) days, before a shareholders’ meeting. Notice shall be by writing, electronic transmission, or by personal delivery, and shall state the time, place, and purpose of the meeting (including instructions for how to remotely or electronically attend and participate).

(a) Notice is considered given to a shareholder when it is personally provided to the shareholder, left at the shareholder’s residence or usual place of business, mailed to the shareholder’s address of record, or by electronic transmission to the shareholder’s electronic address or number of record on file with the Corporation. A single notice may be delivered to multiple shareholders sharing the same address, unless the Corporation receives a request from a shareholder that more than a single notice be delivered.

(b) Notice by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the individual responsible for sending notices to shareholders is made aware of the delivery failures. A shareholder meeting, and any actions taken by shareholders, shall not be invalidated due to an inadvertent failure to deliver notice.

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Section 4.06 WAIVER OF NOTICE. As stated in Section 16-10a-706, a shareholder who is entitled to notice may waive the notice requirement if they provide a signed written waiver of the required notice, before or after the stated meeting time, or the shareholder is present at the meeting in person or by proxy.

Section 4.07 ADJOURNED SHAREHOLDER MEETING. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place is announced at the meeting before adjournment. But if the adjournment is for more than 30 days or if a new record date for the adjourned meeting is, or must be fixed, then notice must be given pursuant to the requirements of Section 4.05, to those persons who are shareholders as of the new record date.

Section 4.08 SHAREHOLDER LIST. As provided in Section 16-10a-707 of the Act, at least ten (10) days before each shareholder meeting, a complete record of the shareholders entitled to vote at the meeting must be made and maintained in the books and records of the Corporation. This list must be arranged by voting group (if any), in alphabetical order, and include number of shares held by and the address of each shareholder and in a legible and reproducible format. This record must be kept on file at the Corporation’s principal office for a period of ten (10) days prior to the meeting. The records must also be kept open for inspection at shareholder meetings.

Section 4.09 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. In order to determine which shareholders are entitled to notice of or to vote at any shareholder meeting, or any adjournment thereof, or entitled to receive payment of any dividend, the Board may require that the share transfer books must be closed for not more than twenty (20) days prior to the meeting. Instead of closing the share transfer books, the Board may fix in advance a record date for determination of such shareholders. The record date must not be more than seventy (70) days or less than ten (10) days prior to the date of the meeting, adjournment, or payment.

Section 4.10 SHAREHOLDER LIABILITY. Subject to Section 16-10a-622 of the Act, shareholders shall not be personally liable for the debts and acts of the Corporation solely due to the fact that the shareholders own shares of the Corporation. Nevertheless, shareholders are personally liable to the Corporation or its creditors for any delinquencies in payments of the agreed upon price or consideration for the shares. In the event that a subscription price or consideration for shares has not been fully paid, the following people are not personally liable for the unpaid balance:

(a) A transferee or assignee who acquires the shares or subscription in good faith and without knowledge or notice of the nonpayment;

(b) A person who holds the shares as a fiduciary, although the estate in the hands of the fiduciary is liable for the nonpayment; and

(c) A pledgee or other person who holds shares as security.

Section 4.11 VOTING RIGHTS. Each outstanding share is entitled to one (1) vote on each matter submitted to a vote at a shareholder meeting, provided the shares are held in compliance with any payment plan, subscription, share purchase agreement, or fiduciary capacity. Agreements between or among the shareholders of the Corporation which may limit, restrict, or otherwise affect the normal governance or operations of the Corporation, directors, officers, or shareholders are permitted, provided any such agreements comply with the provisions of Section 16-10a-732 of the Act. For the sake of clarity and to avoid future confusion, “normal governance or operations” shall include the rights to call meetings, vote on matters, and take action on behalf of the Corporation.

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Section 4.12 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 4.13 PROXIES. As permitted by Section 16-10a-722 of the Act, a shareholder may vote either in person or by proxy, signed in writing by the shareholder or the shareholder’s duly authorized attorney-in-fact. No proxy is valid after eleven (11) months from the date signed, unless the proxy states otherwise. A proxy is revocable by a shareholder at any time, unless the proxy states that it is irrevocable and is coupled with an interest. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary a revocation of the proxy or a new proxy bearing a later date.

Section 4.14 QUORUM. As stated in Section 16-10a-725 of the Act, when a majority of all outstanding shares which may vote on a given matter is present, in person or by proxy, a quorum exists for the purposes of the matter subjected to a vote. If a quorum is present at a shareholder meeting, then a majority vote of all shares comprising the quorum at the meeting is sufficient to approve or deny any matter properly brought before the meeting.

Section 4.15 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual or special meeting of the shareholders of the Corporation and may not be effected by written consent.t.

Section 4.16 CORPORATION’S ACCEPTANCE OF VOTES. As stated in Section 16-10a-724 of the Act:

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) the name signed purports to be that of a pledgee, beneficial owner, or attorney in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

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(v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

ARTICLE V
Officers

Section 5.01 DESIGNATIONS. The Corporation shall have such officers as may be determined by the Board, which shall include a chief executive officer/president, a chief financial officer/treasurer, a secretary, and which also may include a vice president, an assistant treasurer, and an assistant secretary, each of whom shall be appointed by the Board. One or more additional vice presidents (the number to be determined by the Board) and such other officers and assistant officers and agents as may be deemed necessary may also be appointed by the Board. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. Different persons shall hold the required officer positions of chief executive officer/president and chief financial officer/treasurer. With respect to all other officer positions, any two (2) or more offices may be held by the same person. Each officer shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided in Section 5.02.

Section 5.02 REMOVAL AND RESIGNATION OF OFFICERS.

(a) Any officer or agent may be removed by the Board at any time, with or without cause by an affirmative vote of the majority of the members of the Board then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

(b) An officer may resign at any time by giving written notice of resignation to the Corporation. A resignation of an officer is effective when it is received by the Corporation, unless the notice specifies a later effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Section 5.03 THE CHIEF EXECUTIVE OFFICER/PRESIDENT. The chief executive officer/president shall preside over all meetings of shareholders and directors, shall have general supervision of the Corporation’s affairs, and perform all other duties as are incident to the office or are properly required by a resolution passed by the Board.

Section 5.04 VICE PRESIDENT. During the absence or disability of the chief executive officer/president, the vice president (if any) may exercise all functions of the chief executive officer/president. Each vice president shall have such powers and fulfill such duties as may be assigned by a resolution of the Board. If there is no vice president, then the chief financial officer/treasurer shall perform such duties of the chief executive officer/president.

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Section 5.05 SECRETARY AND ASSISTANT SECRETARIES.

(a) The secretary must:

(i) Issue notices for all meetings and actions of the Board or shareholders;

(ii) Accept all requests for special meetings of the Board or shareholders;

(iii) Accept all notices of proxy appointments and revocations;

(iv) Keep the minutes of all meetings;

(v) Accept delivery of any dissent announced at any meeting of the Board or shareholders;

(vi) Acknowledge and execute any share certificates;

(vii) Have charge of the corporate seal and books; and

(viii) Make reports and perform duties as are incident to the office or are properly required of him or her by the Board.

(b) Assistant secretaries, (if any and in the order designated by the Board), will perform all of the duties of the secretary during the absence or disability of the secretary, and at other times may perform such duties as are directed by the chief executive officer/president or the Board.

Section 5.06 THE CHIEF FINANCIAL OFFICER/TREASURER.

(a) The chief financial officer/treasurer shall:

(i) Have custody of all the Corporation’s monies and securities and keep regular books of account, in accordance with 16-10a-1601 of the Act;

(ii) Disburse the Corporation’s funds in payment of the just demands against the Corporation or as may be ordered by the Board, taking proper vouchers for such disbursements; and

(iii) Provide the Board with an account of all his or her transactions as chief financial officer/treasurer and of the financial conditions of the office properly required of him or her by the Board.

(b) Assistant treasurers(if any and in the order designated by the Board), must perform all of the duties of the chief financial officer/treasurer in the absence or disability of the chief financial officer/treasurer, and at other times may perform such other duties as are directed by the chief executive officer/president or the Board.

Section 5.07 DELEGATION. In the absence or inability to act of any officer and of any person authorized to act in their place, the Board may delegate the officer’s powers or duties to any other officer, director, or other person, subject to Section 5.01 of these Bylaws. Vacancies in any office arising from any cause may be filled by the Board, subject to Section 5.01 of these Bylaws, at any regular or special Board meeting.

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Section 5.08 OTHER OFFICERS. The Board may appoint other officers and agents as it deems necessary or expedient. The term, powers, and duties of such officers will be determined by the Board and described in the resolution authorizing the appointment.

Section 5.09 LOANS. No loans may be made by the Corporation to any officer, unless first approved by a two-thirds majority vote of all the outstanding the voting shares entitled to vote on the matter.

Section 5.10 BONDS. The Board may resolve to require any officer to give bonds to the Corporation, with sufficient surety or sureties, conditioned upon the faithful performance of the duties of their offices and compliance with other conditions as required by the Board.

Section 5.11 SALARIES. Officers’ salaries will be fixed from time to time by the Board or by an officer (as delegated such authority by the Board). Officers are not prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

Section 5.12 INDEMNIFICATION. Subject to Title 16, Chapter 10a, Part 9 of the Act, officers shall be indemnified by the Corporation, so long as the officer acted in a manner substantially similar to and consistent with the standard of care for directors, as described in Section 2.03 of these Bylaws. Any officer indemnification shall be limited to proceedings that are directly related to or have arisen out of the officer’s acts on behalf of the Corporation.

ARTICLE VI
Capital AND Finance

Section 6.01 DIVIDENDS. Subject to Section 16-10a-640 of the Act, dividends may be declared by the Board and paid by the Corporation out of the net earnings of the Corporation unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, or in treasury shares of the Corporation, subject to the conditions and limitations imposed by the State of Utah. The share transfer books may be closed by the Board pursuant to Subsection 16-10a-640(2) of the Act and Section 3.07 and Section 4.08 of these Bylaws. The Board, without closing the Corporation’s books, may declare dividends payable only to holders of record at the close of business on any business day not more than ninety (90) days prior to the date on which the dividend is paid.

Section 6.02 RESERVES. The Board may, in its absolute discretion, set aside out of the Corporation’s earned net surplus, such sum or sums as it deems expedient for dividend, maintaining any corporate property, or any other purpose, before making any distribution of earned surplus.

Section 6.03 DEPOSITORIES. The Corporation’s monies must be deposited in the Corporation’s name in a bank or trust company or trust companies designated by resolution of the Board. Corporate monies may be drawn out only by check or other order for payment signed by such persons and in such manner as may be determined by resolution of the Board.

Section 6.04 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year or shall be as otherwise determined by resolution of the Board.

Section 6.05 BANKRUPTCY; INSOLVENCY. The Corporation shall not, without the affirmative vote of the full Board, institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation.

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ARTICLE VII
Books and Records

Section 7.01 MEETING MINUTES. As required by these Bylaws and Sections 16-10a-830 and 16-10a-1601 of the Act, the Corporation must keep a complete and accurate accounting and minutes of the proceedings of its shareholders and Board.

Section 7.02 SHAREHOLDER LIST. The Corporation must keep a list of its shareholders, including the names and addresses of all shareholders and the number and class of the shares held by each at its registered office or principal place of business, or at the office of its transfer agent or registrar.

Section 7.03 ACCOUNTING RECORDS. The Corporation shall maintain appropriate accounting records.

Section 7.04 OTHER RECORDS. The Corporation shall keep a copy of the following records at its principal office:

(a) its Articles of Incorporation currently in effect;

(b) its Bylaws currently in effect;

(c) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(d) all written communications within the past three years to shareholders as a group;

(e) a list of the names and business addresses of its current officers and directors;

(f)   its most recent annual report delivered to the Utah Department of Commerce; and

(g) all quarterly or annual financial statements (balance sheet and income statement) prepared for periods ending during the last three years.

Section 7.05 LEGIBILITY OF RECORDS. Pursuant to Section 16-10-1601 of the Act, any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

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ARTICLE VIII

Notices

Section 8.01 MAILING OF NOTICE. Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice will be deemed to have been delivered on the close of business of the fifth business day following the day when deposited in the United States mail with postage prepaid and addressed to the recipient’s last known address in the records of the Corporation.

Section 8.02 E-NOTICE PERMITTED. Per Section 16-10a-103 of the Act, any communications required by the Act, these Bylaws, or any other laws may be made by digital or electronic transmission to the recipient’s known electronic address or number as known to the Corporation at the time of notice.

Section 8.03 DUTY TO NOTIFY. All shareholders, directors, officers, employees, and representatives of the Corporation are required to notify the Corporation of any changes to the individual’s contact information. Pursuant to the obligations under this Section 8.03 of these Bylaws, the individual must notify the Corporation that electronic transmissions of notice are impracticable, impossible, frustrated, or otherwise improper and ineffective.

ARTICLE IX
Special Corporate Acts

Section 9.01 EXECUTION OF WRITTEN INSTRUMENTS. All contracts, deeds, documents, and instruments that acquire, transfer, exchange, sell, or dispose of any assets of the Corporation must be executed by the chief executive officer/president to bind the Corporation. This Section 9.01 does not apply to any checks, money orders, notes, or other financial instruments for direct payment of corporate funds which are subject to Section 9.02 of these Bylaws.

Section 9.02 SIGNING OF CHECKS OR NOTES. All authorizations to distribute, pay, or immediately draw upon the financial resources of the Corporation must be signed by the chief financial officer/treasurer, including any expense reimbursement or compensation payments to directors, officers, employees, representatives, service providers, or contractors of the Corporation.

Section 9.03 SPECIAL SIGNING POWERS. To duly bind the Corporation to an agreement or instrument in the event the chief executive officer/president holds an interest which exists outside of the capacity of being chief executive officer/president, then any agreement involving such interest must be signed by an officer pursuant to either Section 5.05 or Section 9.02 of these Bylaws.

ARTICLE X
amendments

Section 10.01   BY SHAREHOLDERS. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting shares issued and outstanding at any regular or special shareholder meeting; provided that notice that an amendment to the Bylaws is to be considered and acted upon at such meeting shall have been included in the notice or waiver of notice of such meeting.

Section 10.02 BY DIRECTORS. The Board has the power to make, alter, amend, and repeal the Corporation’s Bylaws. Any alteration, amendment, or repeal of the Bylaws may be changed or repealed by the holders of a majority of the shares entitled to vote at any shareholders meeting.

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Section 10.03   EMERGENCY BYLAWS. The Board may adopt emergency Bylaws, subject to a vote to repeal or modify by the shareholders, which operate during any emergency in the Corporation’s conduct of business resulting from an attack on the United States or a nuclear or atomic disaster.

Section 10.04   COMPLIANCE WITH STATE LAW. Any amendment to the Corporation’s Articles of Incorporation or these Bylaws shall be consistent with Title 16, Chapter 10a, Part 10 of the Act.

ARTICLE XI
Miscellaneous

Section 11.01   INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS. The Corporation may, by action of its Board and to the extent provided in such action, indemnify employees and other persons. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 11.02   NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 11.03   INSURANCE. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

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These Bylaws are adopted by resolution of the Corporation’s Board on this ___day of _____, 2025.

______________________________

Tim Pickett, Director

______________________________

Adam Cox, Director

______________________________

Amy Powell, Director

____ ___________________________

Christian Robinson, Director

_______________________________

Gary Seelhorst, Director

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